UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2003

DIVERSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-29173	22-3297375
(Commission File No.)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 526-5000

Item 2. Acquisition of Assets

On February 20, 2003, Diversa Corporation, a Delaware corporation (“Diversa”), completed the acquisition of certain licenses and tangible assets of Syngenta Participations AG, a corporation organized under the laws of Switzerland (“Syngenta”), and Torrey Mesa Research Institute, a Delaware corporation and an indirect, wholly-owned subsidiary of Syngenta (“TMRI”). Diversa acquired certain of these assets by acquiring 100% of the equity interests of TNEWCO Company, a Delaware corporation and a wholly-owned subsidiary of TMRI. Diversa acquired the assets pursuant to a series of agreements it entered into with Syngenta and TMRI on December 3, 2002. Under these agreements, Diversa agreed to, among other actions:

•	collaborate with Syngenta to enhance the biotechnology research platform developed at TMRI and to discover and develop products for plant science applications, including plant traits and products for the food, animal feed and natural fiber markets, as well as antibody and biopharma products under projects to be agreed to between Diversa and Syngenta;

•	acquire licenses from Syngenta to intellectual property rights used in activities conducted at TMRI that primarily involve tools, technologies and methods relating to proteomics, metabolomics, RNA dynamics, and bioinformatics and methods to analyze and link these components of genomics or that primarily relate to TMRI’s fungal program, for use outside of Syngenta’s exclusive field as defined in the Amended and Restated Research Collaboration Agreement entered into between Diversa and Syngenta; and

•	purchase certain assets of Syngenta and TMRI relating to TMRI’s research activities and assume certain miscellaneous liabilities under equipment maintenance contracts.

In connection with the foregoing, Diversa issued to Syngenta and TMRI an aggregate of 6,034,983 shares of its common stock and issued to Syngenta a warrant to purchase up to 1,293,211 shares of Diversa common stock, subject to adjustment, at an initial exercise price of $22 per share. The common stock and the warrant represented 14% and 3%, respectively, of Diversa’s common stock after giving effect to those issuances and assuming full exercise of the warrant. One of Syngenta’s affiliates, Syngenta Seeds AG, held approximately 5.4% of Diversa’s outstanding common stock immediately prior to the close of the transactions between Diversa, Syngenta and TMRI. Diversa also hired 77 TMRI employees on February 20, 2003. Diversa expects that it will use the licenses described above that it acquired from Syngenta primarily in the pharmaceutical field.

The common stock and the warrant that Diversa issued in connection with the consummation of its transactions with Syngenta and TMRI, as well as the shares of Diversa’s common stock issuable upon exercise of the warrant issued to Syngenta, are restricted securities for purposes of federal securities laws. Diversa agreed to provide Syngenta and its affiliates with certain registration rights for those shares under certain circumstances.

At a special meeting of stockholders held on February 19, 2003, Diversa’s stockholders approved the issuance of shares of Diversa’s common stock to Syngenta and TMRI, and the issuance of the warrant to purchase shares of Diversa’s common stock to Syngenta.

The material agreements entered into among Diversa, Syngenta and TMRI and the amendment to Diversa’s rights agreement that Diversa entered into in connection with its transactions with Syngenta and TMRI were filed as exhibits to Current Reports on Form 8-K and a Current Report on Form 8-K/A that Diversa filed with the SEC on December 4, 2002, January 6, 2003 and January 9, 2003, and are incorporated herein by reference.

Item 7. Exhibits

2.1	Transaction Agreement dated as of December 3, 2002 among Syngenta Participations AG, Torrey Mesa Research Institute and Diversa Corporation(1)

2.2	Stockholders Agreement dated as of December 3, 2002 among Syngenta Participations AG, Torrey Mesa Research Institute, Healthcare Ventures III, L.P., Healthcare Ventures IV, L.P.,

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Healthcare Ventures V, L.P., Healthcare Ventures VI, L.P., Rho Management Trust II, Rho Management Partners L.P., Jay M. Short, Ph.D., Melvin I. Simon, Ph.D., Donald D. Johnston, Wayne T. Hockmeyer, Ph.D., Peter Johnson, William H. Baum, Karin Eastham, R. Patrick Simms and Carolyn A. Erickson(1)

4.4	First Amendment to Rights Agreement by and between Diversa and American Stock Transfer and Trust Company as Rights Agent, dated as of December 2, 2002(2)

4.5	Form of warrant issued by Diversa Corporation to Syngenta Participations AG on February 20, 2003(1)

4.6	Registration Rights Agreement dated as of December 3, 2002 among Syngenta Participations AG, Torrey Mesa Research Institute, Syngenta Seeds AG and Diversa Corporation(1)

10.46	Amended and Restated Research Collaboration Agreement dated as of January 3, 2003 between Diversa Corporation and Syngenta Participations AG(3)*

10.47	Intellectual Property Rights License dated as of December 3, 2002 between Diversa Corporation and Syngenta Participations AG(1)

(1)	Filed as an exhibit to Diversa’s Current Report on Form 8-K filed with the SEC on January 6, 2003 and incorporated herein by reference.

(2)	Filed as an exhibit to Diversa’s Current Report on Form 8-K filed with the SEC on December 4, 2003 and incorporated herein by reference.

(3)	Filed as an exhibit to Diversa’s Current Report on Form 8-K/A filed with the SEC on January 9, 2003 and incorporated herein by reference.

* Confidential treatment has been requested with respect to portions of this exhibit. A complete copy of the exhibit, including the redacted terms, has been separately filed with the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: March 4, 2003	By:	/s/ KARIN EASTHAM
Name: Karin Eastham Title: Senior Vice President, Finance, Chief Financial Officer and Secretary

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